Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, John T. Rynd, Chief Executive Officer and President of Hercules Offshore, Inc., a Delaware corporation (the “Company”), and Stephen M. Butz, who is the Senior Vice President and Chief Financial Officer of the Company, hereby certify that, to his knowledge:
(1) the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 27, 2011	/s/ John T. Rynd
John T. Rynd
Chief Executive Officer and President

/s/ Stephen M. Butz
Stephen M. Butz
Senior Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.